Exhibit (h)(4)(b)

Exhibit A

(to the Forward Funds Shareholder Services Plan)

December 15, 2014

	Fee Rate (expressed as a percentage of the Fund’s average daily net assets attributable to the noted class of shares)
Fund	Class A	Class B	Class C	Advisor Class	Investor Class	Institutional Class
Forward Balanced Allocation Fund	None	N/A	0.25%	N/A	0.25%	None
Forward Commodity Long/Short Strategy Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Forward Core Strategy Long/Short Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Forward Credit Analysis Long/Short Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward Dynamic Income Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward EM Corporate Debt Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Forward Emerging Markets Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Forward Equity Long/Short Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Forward Floating NAV Short Duration Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Forward Frontier Strategy Fund	N/A	N/A	N/A	0.10%	0.15%	0.10%
Forward Global Dividend Fund	0.20%	N/A	0.25%	N/A	0.15%	0.05%

	Fee Rate (expressed as a percentage of the Fund’s average daily net assets attributable to the noted class of shares)
Fund	Class A	Class B	Class C	Advisor Class	Investor Class	Institutional Class
Forward Global Infrastructure Fund	0.20%	0.25%	0.25%	0.10%	0.15%	0.05%
Forward Growth & Income Allocation Fund	None	N/A	0.25%	N/A	0.25%	None
Forward Growth Allocation Fund	None	N/A	0.25%	N/A	0.25%	None
Forward High Yield Bond Fund	N/A	N/A	0.25%	N/A	0.25%	0.10%
Forward Income & Growth Allocation Fund	None	N/A	0.25%	N/A	0.25%	None
Forward Income Builder Fund	None	N/A	0.25%	N/A	0.25%	None
Forward International Dividend Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward International Real Estate Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward International Small Companies Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward Investment Grade Fixed-Income Fund	N/A	N/A	N/A	N/A	0.25%	0.10%
Forward Multi-Strategy Fund	None	N/A	0.25%	N/A	0.25%	None
Forward Real Estate Fund	0.20%	N/A	0.25%	N/A	0.15%	0.05%
Forward Real Estate Long/Short Fund	0.20%	0.25%	0.25%	0.10%	0.15%	0.05%
Forward Select EM Dividend Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%

	Fee Rate (expressed as a percentage of the Fund’s average daily net assets attributable to the noted class of shares)
Fund	Class A	Class B	Class C	Advisor Class	Investor Class	Institutional Class
Forward Select Income Fund	0.20%	0.25%	0.25%	0.10%	0.15%	0.05%
Forward Select Opportunity Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward Small Cap Equity Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward Tactical Enhanced Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward Tactical Growth Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Forward Total MarketPlus Fund	N/A	N/A	0.25%	N/A	0.25%	0.10%
Forward U.S. Government Money Fund	N/A	N/A	N/A	N/A	None	None